        EXHIBIT 10.4

CERTIFICATE PURCHASE AGREEMENT

among

U.S. BANK NATIONAL ASSOCIATION

as Trustee

CHARMING SHOPPES RECEIVABLES CORP.,

as Seller

SPIRIT OF AMERICA, INC.,

as Servicer

and

THE CLASS C HOLDERS DESCRIBED HEREIN

dated as of October 17, 2007

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

		Page

SECTION 7.12	Limitation of Remedies	27

SECTION 7.13	Counterparts	27

SECTION 7.14	Entire Agreement	28

SECTION 7.15	Headings	28

SECTION 7.16	Nonpetition Agreement	28

SECTION 7.17	Waiver of Jury Trial	28

SCHEDULE I	Initial Class C Holders
SCHEDULE II	Conditions Precedent
EXHIBIT A	Form of Monthly Report
EXHIBIT B	Form of Purchaser Representation Letter

-iii-

CERTIFICATE PURCHASE AGREEMENT, dated as of October 17, 2007, among U.S. BANK NATIONAL ASSOCIATION, as trustee (together with its successors and assigns, the “Trustee”) for the Charming Shoppes Master Trust (the “Trust”), SPIRIT OF AMERICA, INC., a Delaware corporation (“Spirit, Inc.”), as Servicer, CHARMING SHOPPES RECEIVABLES CORP., a Delaware corporation (“CSRC”), as Seller, and the purchasers of the Class C Certificates named on the signature pages of this Agreement (each an “Initial Class C Holder”; and together with its permitted transferees, a “Class C Holder”).

WHEREAS the Seller, the Servicer and the Trustee have entered into a Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as heretofore amended by amendments thereto, and as the same may from time to time be further amended, modified or otherwise supplemented, the “Pooling and Servicing Agreement”), for the Trust and the Series 2007-1 Supplement, dated as of October 17, 2007 to the Pooling and Servicing Agreement (as the same may from time to time be amended, modified or otherwise supplemented, the “Supplement”); and

WHEREAS the Initial Class C Holders have agreed to purchase the Class C Certificates provided for herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  Unless otherwise defined herein, all terms used herein which are defined in the Pooling and Servicing Agreement or the Supplement shall have the meanings assigned thereto in the Pooling and Servicing Agreement or the Supplement, as the case may be, and the following terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean State Street Global Markets, LLC and its successors and assigns.

“Agreement” shall mean this Certificate Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“Available Amounts” shall mean, with respect to each Distribution Date, sum of Available Interest Amounts and Available Principal Amounts, in each case, as of such Distribution Date.

“Available Interest Amounts” shall mean, with respect to each Distribution Date, the sum of (a) the amounts distributed by the Servicer or the Trustee (acting in accordance with instructions of the Servicer) for application under this Agreement pursuant to Section 4.11(h) and 4.11(l) of Article IV under Section 8 of the Supplement plus (b) Investment Earnings, if any, available to be paid from the Class C Spread Account pursuant to Section 2.5 plus (c) amounts paid to the Trust pursuant to the Class C Cap.

“Available Principal Amounts” shall mean, with respect to each Distribution Date, an amount equal to the amount distributed by the Servicer or the Trustee (acting in accordance with instructions of the Servicer) for application under this Agreement pursuant to Section 4.9(f)(i), 4.9(g)(iv) or 4.9(g)(vi) of Article IV under Section 8 of the Supplement.

“Class C Additional Interest” shall mean, on any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the sum of the applicable Class C Certificate Rate in effect on such Distribution Date and 1% times (ii) any Class C Deficiency Amounts from the prior Distribution Date (or the portion thereof which has not theretofore been paid to the Class C Holders).

“Class C Certificate Rate” shall mean LIBOR plus the “Applicable Spread” as defined in the Class C Fee Letter.

“Class C Expected Final Payment Date” shall mean the February 2013 Distribution Date.

“Class C Fee Letter” shall mean the fee letter dated as of the date hereof among the Seller, the Servicer and the Class C Holders.

“Class C Holders” shall have the meaning assigned thereto to in the preamble to this Agreement.

“Class C Reduction Amount” shall mean, on any day, the aggregate unreimbursed amount by which the Class C Investor Interest has been reduced below the Class C Initial Investor Interest for reasons other than the payment of principal to the Class C Holders.

“Class C Reduction Rate” shall mean, on any day, the applicable Class C Certificate Rate in effect on such Distribution Date plus the “Reduction Spread” as defined in the Class C Fee Letter.

“Closing Date” shall mean October 17, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Paper” shall mean the commercial paper promissory notes issued by a Structured Holder in the commercial paper market.

“Commission” shall mean the Securities and Exchange Commission.

“Credit Agreement” shall mean any agreement (other than the Liquidity Agreement) now or hereafter entered into by a Structured Holder providing for the issuance of one or more letters of credit for the account of such Structured Holder, the making of loans to such Structured Holder or any other extensions of credit to or for the account of such Structured Holder to support all or any part of such Structured Holder’s payment obligations under its Commercial

Paper or to provide an alternate means of funding such Structured Holder’s investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

“CSRC” has the meaning assigned thereto in the preamble.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Excess Yield Percentage” shall mean, with respect to any Distribution Date, the result (expressed as a percentage) of a fraction, the numerator of which is the product of (a) the Excess Spread for such Distribution Date, minus (i) the Shared Excess Finance Charge Collections from Series other than Series 2007-1 included in the calculation of Excess Spread for such Distribution Date and (ii) the sum of (A) amounts required to be applied pursuant to Sections 4.11(a) through (q) of the Supplement (other than Section 4.11(l))plus (B) the amounts required to be applied pursuant to Sections 2.2(b)(ii) through 2.2(b)(iv) of this Agreement times (b) twelve, and the denominator of which is the Series Investor Interest for such Distribution Date.

“Expense Cap” shall have the meaning set forth in the Class C Fee Letter.

“Foreign” shall mean, with respect to any Funding Source that is an assignee or participant of a Structured Holder, any Person not organized under the laws of the United States, one of the states thereof, or the District of Columbia.

“Funding Agreement” shall mean any agreement or instrument executed by any Funding Source with or for the benefit of a Structured Holder.

“Funding Source” shall mean any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to a Structured Holder in respect of commercial paper issued by such Structured Holder, the proceeds of which were used to fund the Class C Investor Interest.

“GAAP” shall mean United States generally accepted accounting principles.

“Indemnifying Party” shall have the meaning assigned thereto in Section 2.7(b) of this Agreement.

“Indemnitee” shall have the meaning assigned thereto in Section 2.7(a) of this Agreement.

“Initial Class C Holder” shall have the meaning assigned thereto in the preamble of this Agreement.

“Insolvency Event” shall mean, with respect to any Person, that any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, conservatorship or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for it or for any substantial part of its property.

“Investment Earnings” shall mean, with respect to any Distribution Date, all earnings on Class C Spread Account investments (net of losses and investment expenses) during the Interest Period ending on such Distribution Date.

“Liquidity Agreement” shall mean each of those certain Liquidity Asset Purchase Agreements, dated as of October 17, 2007, among State Street Bank and Trust Company, as Liquidity Agent, the Administrator, the Initial Class C Holder named therein and each of the purchasers party thereto, as amended from time to time.

“Monthly Payment Percentage” shall mean, for any Due Period, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Collections received during such Due Period and the denominator of which is the aggregate Outstanding Balance of all Receivables as of the close of business on the last day of the immediately preceding Due Period.

“Proposed Transfer” shall have the meaning assigned thereto in Section 7.8(c).

“Regulation D” shall mean Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or “Eurocurrency Liabilities” as presently defined in Regulation D, as in effect from time to time.

“Regulatory Change” shall mean, relative to any Funding Source:

(a)           any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

(i)           United States federal or state law or foreign law applicable to such Funding Source;

(ii)           regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Funding Source of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Funding Source; or

(iii)           generally accepted accounting principles or regulatory accounting principles applicable to such Funding Source and affecting the application to such Funding Source of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

(b)           any change in the application to such Funding Source of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

“Repayment Amount” shall mean, as of any date, amounts owed to the Class C Holders hereunder or under the Supplement.

“Required Class C Holders” shall mean Holders of Class C Certificates representing more than 50% of the Class C Investor Interest.

“Required Class C Spread Amount” shall have the meaning given in the Class C Fee Letter.

“Senior Certificate Purchase Agreement” shall mean the Certificate Purchase Agreement dated as of October 10, 2007, among the Seller, the Servicer, Fashion Service Corp. and Barclays Capital Inc., relating to offer and sale of the Class A Certificates, the Class M Certificates and the Class B Certificates.

“Spirit, Inc.” has the meaning assigned thereto in the preamble.

“State Street Related Party” shall mean State Street Bank and Trust Company, each Initial Class C Holder and any other Structured Holder owned or administered by State Street Bank and Trust Company or the Administrator.

“Structured Holder” shall mean each Initial Class C Holder and any other Class C Holder the principal business of which consists of issuing commercial paper promissory notes to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized rating agency which is rating such Commercial Paper to obtain from its principal debtors an agreement such as that set forth in Section 7.16(b) of this Agreement in order to maintain such rating.

“Taxes” shall mean, in the case of any Funding Source that is an assignee or participant of a Structured Holder, taxes, levies, imposts, deductions, charges, withholdings and liabilities, now or hereafter imposed, levied, collected, withheld or assessed by any country (or any political subdivision thereof), excluding income or franchise taxes imposed on it by (i) the jurisdiction under the laws of which such Funding Source is organized (or by any political subdivision thereof), (ii) any jurisdiction in which an office of such Funding Source funding the Class C Investor Interest is located (or any political subdivision thereof), or (iii) any jurisdiction in which such Funding Source is already subject to tax.

“Three Month Excess Yield Percentage” shall mean, with respect to any Distribution Date, the average of the Excess Yield Percentages for the most recent three Distribution Dates, including such Distribution Date (or, if less than three Distribution Dates have occurred since the Closing Date, for such Distribution Dates as shall have occurred).

“Trigger Increase Event” shall have the meaning given in the Class C Fee Letter.

“Trust” has the meaning assigned thereto in the preamble.

“Trustee” has the meaning assigned thereto in the preamble.

Other Definitional Provisions.

(a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b)  As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule, Attachment and Exhibit references are to this Agreement, unless otherwise specified.  The words “including” and “include” shall be deemed to be followed by the words “without limitation.”

ARTICLE II

Amount and Terms of Class C Certificate

SECTION 2.1  Purchase.  (a) Subject to terms and conditions hereof, each Initial Class C Holder hereby agrees to purchase on the Closing Date a Class C Certificate in a principal amount equal to the amount set forth opposite its name in Schedule I hereto for a purchase price equal to 100% of such principal amount.

(b)  Except as otherwise set forth herein, all rights of any Class C Holder with respect to any Class C Certificate shall be governed by the Pooling and Servicing Agreement and the Supplement.

SECTION 2.2  Distributions.  On each Distribution Date, the Trustee (at the direction of the Servicer and upon receipt of the report substantially in the form of Exhibit A hereto to be delivered to each Class C Holder on the related Determination Date) shall distribute Available Amounts with respect to such date to the following Persons in the order of priority listed below:

(a)  Available Principal Amounts, if any, shall be distributed to the Class C Holders to pay Class C Monthly Principal, if any, on such Distribution Date.

(b)  Available Interest Amounts shall be distributed as follows:

(i)  an amount equal to Class C Monthly Interest for such Distribution Date shall be distributed to the Class C Holders;

(ii)  an amount equal to the lesser of (A) any amounts remaining after the payment made pursuant to clause (i) above and (B)(I) any Class C Deficiency Amount for such Distribution Date plus (II) any Class C Additional Interest for such Distribution Date (and any Class C Additional Interest previously payable pursuant to this clause (ii) but not paid on a prior Distribution Date) shall be distributed to the Class C Holders;

(iii)  an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) and (ii) above and (B) an amount equal to the sum of any amounts owed to the Class C Holders or any Funding Source pursuant to the Class C Fee Letter or Section 2.7, 2.8 or 7.3 hereof shall be distributed to the Class C Holders;

(iv)  an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) through (iii) above and (B) an amount equal to the sum of (1) the product of (x) the Class C Reduction Amount as of the most recently preceding Distribution Date times (y) the Class C Reduction Rate, times (z) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (2) any amounts payable pursuant to this subclause (iv) on a prior Distribution Date and not so paid;

(v)  an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) through (iv) above and (B) on any Distribution Date occurring during the Early Amortization Period, an amount equal to the outstanding Class C Reduction Amount on such Distribution Date, if any, shall be distributed to the Class C Holders, it being understood that the aggregate amount distributed to the Class C Holders pursuant to Section 2.2(a) and this subclause (v) shall not exceed the Class C Initial Investor Interest;

(vi)  an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) through (v) above and (B) an amount equal to the excess, if any, of the Required Class C Spread Amount over the amount on deposit in the Class C Spread Account shall be transferred to the Class C Spread Account; and

(vii)  an amount equal to the amounts remaining after the payments made pursuant to clauses (i) through (vi) above shall be paid to the holder of the Exchangeable Seller Certificate.

(c)  In order to effect the distributions required to be made under this Section 2.2, this Agreement hereby requires that amounts be paid pursuant to Section 4.11(l) of Article IV under Section 8 of the Supplement, in each case to the extent funds are available for such payment under the terms of the Supplement, to be used to fund amounts described in Section 2.2(b).

SECTION 2.3  Interest Rate; Payment Dates.

(a)  The Class C Investor Interest shall bear interest at the applicable Class C Certificate Rate.

(b)  The Class C Reduction Amount shall bear interest at the applicable Class C Reduction Rate.

(c)  Class C Monthly Interest, Class C Deficiency Amounts, Class C Additional Interest and Class C Monthly Principal shall be payable on each Distribution Date, as provided in Section 2.2 hereof and the Supplement.

SECTION 2.4  Payments.  On or prior to 10:00 a.m., New York City time, on each Distribution Date, the Servicer shall deliver instructions to the Trustee regarding all payments to be made hereunder on such Distribution Date.  All payments to be made on behalf of the Trust hereunder, whether on account of principal, interest, or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof, to each Class C Holder in accordance with the terms of the Pooling and Servicing Agreement and the Supplement.

SECTION 2.5  Class C Spread Account.  (a) The Servicer, for the benefit of the Class C Holders, shall establish and maintain or cause to be established and maintained, a spread account (the “Class C Spread Account”) for the sole and exclusive benefit of the Class C Holders and, after payment in full of the Class C Investor Interest, the Holder of the Exchangeable Seller Certificate.  The Class C Spread Account shall be established and maintained with the Trustee, bearing a designation clearly indicating that the funds deposited therein are held exclusively for the benefit of the Class C Holders and, after payment in full of the Class C Investor Interest, the Holder of the Exchangeable Seller Certificate.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Class C Spread Account and in all proceeds thereof for the benefit of the Class C Holders and upon payment in full of the Class C Investor Interest, the Holder of the Exchangeable Seller Certificate.  The Class C Spread Account shall be under the sole dominion and control of the Trustee for the benefit of the Class C Holders and upon payment in full of the Class C Investor Interest, the Holder of the Exchangeable Seller Certificate.  If, at any time, the Class C Spread Account ceases to be established and maintained with the Trustee, the Trustee (or the Servicer on its behalf) shall on or before the next Distribution Date (or if such Distribution Date is not more than five Business Days from such date, the following Distribution Date) establish a new deposit account for the Class C Spread Account which shall be established and maintained with a Qualified Depository Institution and shall transfer any cash and/or any investments to such new deposit account and from the date such new account is established, it shall be the Class C Spread Account.  The Trustee at the written direction of the Servicer (or the Servicer on the Trustee’s behalf) shall make withdrawals from the Class C Spread Account from time to time for the purposes set forth in this Section 2.5.  Funds on deposit in the Class C Spread Account shall be invested at the written direction of the Servicer by the Trustee in Permitted Investments.  All such investments shall be held by the Trustee for the benefit of the Class C Holders (and upon payment in full of the Class C Investor Interest, the Holder of the Exchangeable Seller Certificate); provided that on each Distribution Date, the Trustee shall (upon the written instruction of the Servicer and in accordance with the information set forth in Exhibit A) apply all interest and other investment earnings (net of losses and investment expenses) as Available Interest Amounts, to the extent such interest and earnings together with other funds in the Class C Spread Account exceed the Required Class C Spread Amount, as provided in Section 2.2).  Funds on deposit in the Class C Spread Account shall be invested in Permitted Investments having maturities such that such funds will be available not later than the succeeding Distribution Date.

(b)  If on any Distribution Date the aggregate amount available for distribution pursuant to Section 2.2 on such Distribution Date is less than the aggregate amount required to be distributed pursuant to Sections 2.2 (b)(i) through (v), then the Servicer shall direct the Trustee to withdraw the amount of such deficiency, up to the amount available in the Class C

Spread Account, from the Class C Spread Account and apply such amount in the order of priority and in the manner set forth in Sections 2.2 (b)(i) through (v).

(c)  If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Class C Spread Account, including any withdrawals required under paragraph (b) above, the amount on deposit in the Class C Spread Account would exceed the Required Class C Spread Amount, then such excess shall be distributed on such date to the Holder of the Exchangeable Seller Certificate.  On the date on which the Class C Investor Interest has been reduced to zero and all other amounts owing to the Class C Holders hereunder and under the Supplement have been paid in full, the Servicer shall direct the Trustee to distribute all amounts then remaining in the Class C Spread Account to the Holder of the Exchangeable Seller Certificate.

SECTION 2.6  Nonrecourse and Recourse Obligations; Obligations Absolute.  Except as provided in Section 2.7, notwithstanding any provision in any other Section of this Agreement to the contrary, the obligation to pay the Repayment Amount shall be without recourse to (i) the Seller, the Servicer, the Trustee, any Certificateholder, any Certificate Owner, any Receivables Purchaser or any Purchaser Representative or (ii) any affiliate, officer, director, employee or agent of any Person described in clause (i), and the obligation to pay such amounts hereunder shall be limited solely to the application of Available Amounts, as described in Section 2.2 hereof, and withdrawals from the Class C Spread Account as described in Section 2.5 hereof, in the Pooling and Servicing Agreement and the Supplement, which amounts shall be subordinated to the rights of other Investor Certificateholders as provided herein and in the Pooling and Servicing Agreement and the Supplement.

SECTION 2.7  Indemnification.  (a) The Trust, acting through the Trustee (and at the direction of the Servicer), but only to the extent funds are available therefor under Section 2.2 and Section 2.5, the Seller and the Servicer agree to indemnify and hold harmless each Class C Holder and any director, officer, employee, representative or agent of such Class C Holder (each such Person being an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and expenses of counsel) whatsoever (other than claims for payment of Class C Monthly Interest, Class C Deficiency Amounts and Class C Monthly Principal) which the Indemnitee may incur (or which may be claimed against the Indemnitee) by reason of or in connection with (i) the execution and delivery of payment under, this Agreement or the Class C Investor Interest or (ii) the transactions contemplated hereby, except (A) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Indemnitee in performing its obligations under this Agreement or a Class C Certificate, (B) to the extent that any such claim, damage, loss, liability, cost or expense relates to any income or franchise tax based on the net income of such Class C Holder or any other tax upon or measured by income, gross receipts, assets or capital of such Class C Holder imposed by the United States of America or by any state, locality or foreign jurisdiction in which such Class C Holder maintains an office or permanent establishment or is otherwise doing business or (C) as provided in Section 7.3 hereof.  If an Indemnitee has a claim for indemnification pursuant to this Section 2.7 arising from (i) any representation and warranty of the Seller or the Servicer made herein or in the Pooling and Servicing Agreement being incorrect in any material respect when made, (ii) noncompliance by the Seller or the Servicer with the terms and provisions of this Agreement, the Pooling and

Servicing Agreement or the Supplement or (iii) the amounts of any Class C Reduction Amount, to the extent such amounts represent amounts which the Seller or the Servicer failed to deposit in the Collection Account in accordance with the Pooling and Servicing Agreement, together with interest thereon, such claim, notwithstanding the terms of Section 2.6, shall be with recourse to the Seller or the Servicer, as the case may be, but not to any successor to the Servicer.  Notwithstanding the preceding sentence, the sole remedy against the Seller or the Servicer for a breach of a representation, warranty or covenant made in the Pooling and Servicing Agreement shall be limited to the right to remedies provided therein and this Section 2.7 is not intended to create any claim against the Seller or Servicer not otherwise created by the terms of the Pooling and Servicing Agreement.

(b)  Promptly after the receipt by any Indemnitee of a notice of commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the Trust, the Seller or the Servicer pursuant to Section 2.7(a) (the “Indemnifying Party”), notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify such Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to such Indemnitee pursuant to Section 2.7(a) except and to the extent of any prejudice to such Indemnifying Party arising from such failure to provide such notice.  In case any such action shall be brought against any Indemnitee and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee (who shall not, except with the consent of such Indemnitee, be counsel to the Indemnifying Party) with respect to such action, and it being understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties.  Upon receipt of notice from an Indemnifying Party to such Indemnitee of such Indemnifying Party’s election so to appoint counsel to assume the defense of such action and approval by such Indemnitee of such counsel, such Indemnifying Party will not be liable to such Indemnitee under this Section 2.7 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation.  No Indemnifying Party shall, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened action in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement includes an unconditional release of such Indemnitee from all liability on any claims that are the subject matter of such action.  No Indemnifying Party shall be liable under this section for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.  Notwithstanding the foregoing, in case any action is brought against an Indemnitee in which the Seller, the Servicer or the Trust is a defendant, and such Indemnitee shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, the Servicer or the Trust, such Indemnitee shall have the right to select and, at its own expense, retain separate counsel to assert such legal defenses and to otherwise participate in the defense.

SECTION 2.8  Increased Cost, Reduced Return and Taxes.

(a)  If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

(A)  shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit or similar requirement against assets of any Funding Source, deposits or obligations with or for the account of any Funding Source or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Funding Source, or credit extended by any Funding Source under any Funding Agreement; or

(B)  shall change the amount of capital maintained or required or requested or directed to be maintained by any Funding Source; or

(C)  shall impose any other condition affecting any Class C Certificates owned or funded in whole or in part by any Funding Source, or its obligations or rights, if any, to fund the Class C Investor Interest;

and the result of any of the foregoing is or would be

(x)           to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) a Funding Source funding the Class C Investor Interest, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement or any Credit Agreement, or any commitment of such Funding Source with respect to any of the foregoing,

(y)           to reduce the amount of any sum received or receivable by a Funding Source under the Liquidity Agreement or the Credit Agreement with respect thereto, or

(z)           in the reasonable determination of such Funding Source, to reduce the rate of return on the capital of a Funding Source as a consequence of its obligations arising in connection herewith to a level below that which such Funding Source could otherwise have achieved but for Regulation D or such Regulatory Change, then within thirty days after demand by such Funding Source (which demand shall be accompanied by a statement setting forth the basis of such demand), the Trust shall pay to the applicable Structured Holder solely from Available Amounts available therefor in accordance with Section 2.2(b) for the benefit of such Funding Source, such amounts charged to such Funding Source or to compensate such Funding Source for such reduction. This Section 2.8(a) shall not apply to Taxes.  For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including Interpretation of No. 46:  Consolidation of Variable Entities) shall constitute an adoption, change, request or directive subject to this Section 2.8(a).

(b)  Each Funding Source will promptly notify the applicable Structured Holder and the Seller of any event of which it has knowledge which will entitle such Funding Source to compensation pursuant to this Section 2.8; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Funding Source to such compensation.

(c)  In determining any amount provided for or referred to in this Section 2.8, a Funding Source may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable.  Any Funding Source when making a claim under this Section 2.8 shall submit to the applicable Structured Holder and the Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

(d)  Each Structured Holder agrees that it shall use its reasonable best efforts to take any action that will avoid the need to pay, or will reduce the amount of, any increased amounts referred to in paragraph (a) and agrees that the Servicer may require such Structured Holder to replace a Funding Source if there arises any obligation to make any payments to such Funding Source pursuant to this Section 2.8; provided that a Structured Holder shall not be obligated to take any actions that would, in the reasonable opinion of such Structured Holder, be disadvantageous to such Structured Holder and shall not be required to replace any Funding Source unless such replacement Funding Source is reasonably acceptable to such Structured Holder.

(e)  Subject to Section 2.8(g), any and all payments made under this Agreement shall be made free and clear of, and without deduction for, any and all present or future Taxes.  If any amount of Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Foreign Funding Source that is an assignee or participant of a Structured Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(e)), such Foreign Funding Source receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Trustee shall make such deductions and (iii) the Trustee shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law solely from Available Amounts available therefor in accordance with Section 2.2.

(f)  Each Foreign Funding Source that is an assignee or participant of a Structured Holder, on or prior to the date pursuant to which it becomes an assignee or participant of the such Structured Holder, and from time to time thereafter if requested in writing by the Seller (unless such Funding Source can no longer lawfully do so due to a change in law subsequent to the date it became an assignee or participant of such Structured Holder hereunder), shall provide Seller and the Trustee with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Funding Source is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(g)  For any period with respect to which a Funding Source that is a Foreign assignee or participant of a Structured Holder has failed to provide the Seller with the appropriate form described in Section 2.8(f) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Funding Source shall not be entitled to payments of additional amounts under Section 2.8(e).

ARTICLE III

Representations and Warranties of Seller and Servicer

SECTION 3.1  Representations and Warranties of the Servicer.  Spirit, Inc., as Servicer, hereby represents and warrants to each of the Initial Class C Holders as of the Closing Date as follows:

(a)  Organization and Good Standing.  The Servicer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

(b)  Due Qualification.  The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Servicer required under applicable law, except in each case where the failure to do so would not individually or in the aggregate have a material adverse effect on the Class C Certificates.

(c)  Due Authorization.  The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions provided for hereunder and thereunder have been duly authorized by the Servicer by all necessary corporate action on its part and this Agreement and each other Transaction Document to which it is a party will remain, from the time of its execution, an official record of the Servicer.

(d)  Enforceability.  Each of this Agreement and each other Transaction Document to which the Servicer is a party has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

(e)  No Conflict.  The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

(f)  No Violation.  The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Servicer.

(g)  No Proceedings.  There are no actions, investigations or proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any other Transaction Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document or (v) seeking to affect adversely the income tax attributes of the Trust.

(h)  All Consents Required.  All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof, have been obtained.

(i)  Incorporated Representations and Warranties.  Its representations and warranties in Section 3.3 of the Pooling and Servicing Agreement are true and correct in all material respects as of the dates they were so made.

(j)  Financial Statements.  The Servicer has delivered to each of the Initial Class C Holders complete and correct copies of the audited consolidated balance sheet and audited consolidated statement of income of Charming Shoppes, Inc. for the fiscal year ended February 4, 2007.

(k)  No Adverse Change.  There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Servicer since the date of its formation.

(l)  Trust Indenture Act; Investment Company Act.  Neither the Pooling and Servicing Agreement nor the Supplement is required to be qualified under the Trust Indenture Act of 1939, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

(m)  No Early Amortization Event, Insolvency Event or Servicer Default.  No Early Amortization Event with respect to the Series 2007-1 Certificates, Insolvency Event, or Servicer Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute such an Early Amortization Event, Insolvency Event or Servicer Default.

(n)  Reports.  No report, statement, exhibit or other written information required to be furnished by the Servicer or any of its Affiliates, agents or representatives to the Class C Holders pursuant to this Agreement, the Pooling and Servicing Agreement or the Supplement is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Class C Holders at such time) as of the date so furnished.

SECTION 3.2  Representations and Warranties of the Seller.  CSRC, as Seller, hereby represents and warrants to each of the Initial Class C Holders as of the Closing Date as follows:

(a)  Organization and Good Standing.  The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

(b)  Due Qualification.  The Seller is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law, except in each case where the failure to do so would not individually or in the aggregate have a material adverse effect on the Class C Certificates.

(c)  Due Authorization.  The execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions provided for hereunder and thereunder have been duly authorized by the Seller by all necessary corporate action on its part and this Agreement and each other Transaction Document to which it is a party will remain, from the time of its execution, an official record of the Seller.

(d)  Enforceability.  Each of this Agreement and each other Transaction Document to which the Seller is a party has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

(e)  No Conflict.  The execution and delivery of this Agreement and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

(f)  No Violation.  The execution and delivery of this Agreement and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Seller.

(g)  No Proceedings.  There are no actions, investigations or proceedings pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Transaction Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document or (v) seeking to affect adversely the income tax attributes of the Trust.

(h)  All Consents Required.  All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof, have been obtained.

(i)  Incorporated Representations and Warranties.  Its representations and warranties in Sections 2.3 and 2.4 of the Pooling and Servicing Agreement are true and correct in all material respects as of the dates they were so made.

(j)  Trust Indenture Act; Investment Company Act.  Neither the Pooling and Servicing Agreement nor the Supplement is required to be qualified under the Trust Indenture Act of 1939, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

(k)  No Early Amortization Event, Insolvency Event or Servicer Default.  No Early Amortization Event with respect to the Series 2007-1 Certificates, Insolvency Event, or Servicer Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Early Amortization Event, Insolvency Event or Servicer Default.

(l)  No Adverse Change.  There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Seller since the fiscal year ended February 4, 2007.

(m)  Class C Certificates.  The Class C Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Supplement and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Pooling and Servicing Agreement, the Supplement and this Agreement.

(n)  Securities Laws.  Based upon, among other things, the representations and warranties of each of the Initial Class C Holders hereunder, the sale of the Class C Certificates pursuant to the terms of this Agreement, the Pooling and Servicing Agreement and the Supplement will not require the registration of such Class C Certificates under the Securities Act of 1933, as amended.

ARTICLE IV

Conditions Precedent

Sections 4.1 through 4.10 constitute conditions precedent to the obligation of each of the Initial Class C Holders to purchase the Class C Certificates on the Closing Date.

SECTION 4.1  Representations and Warranties.  On the Closing Date and after giving effect to the issuance of the Series 2007-1 Certificates, all representations and warranties of the Seller and the Servicer contained herein or in the Purchase Agreement and the Pooling and Servicing Agreement or otherwise made in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).

SECTION 4.2  Documents.  Each of the Initial Class C Holders shall have received an executed copy of each document set forth in Schedule II hereto (including reliance letters (if such Initial Class C Holder is not included as an addressee) on all opinions delivered to the Rating Agencies).

SECTION 4.3  Related Agreements.  Each of the Initial Class C Holders shall have received copies of each of the Class C Purchase Agreement, the Purchase Agreement, the Pooling and Servicing Agreement and the Supplement (which shall be satisfactory to each of the Initial Class C Holders), duly executed by the parties thereto.

SECTION 4.4  Accountants’ Letter.  Each of the Initial Class C Holders shall have received a copy of the letter of Ernst & Young, delivered with respect to the offering memorandum for the Series 2007-1 Certificates upon execution of an access letter by each of the Initial Class C Holders in form and substance reasonably satisfactory to Ernst & Young.

SECTION 4.5  Certificate Issuance.  On or prior to the Closing Date (i) all Series 2007-1 Certificates shall have been duly executed and authenticated and delivered in accordance with Section 6.2 of the Pooling and Servicing Agreement, (ii) the Class C Certificates shall have been delivered to each of the Initial Class C Holders in accordance with the terms hereof, and (iii) the Class A Certificates, Class M Certificates and Class B Certificates shall have been sold pursuant to the Senior Certificate Purchase Agreement.

SECTION 4.6  Officer’s Certificates.  On the Closing Date, each of the Initial Class C Holders shall have received from the Seller and the Servicer, as applicable, a certificate of (a) an Assistant Secretary of the Seller or the Servicer, as the case may be, attaching a copy of the resolutions of the Board of Directors of such Person, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller or the Servicer, as applicable, is a party, and as to the incumbency of certain officers of the Seller or the Servicer, as applicable, authorized to execute this Agreement and the other Transaction Documents to which such Person is a party, and (b) an authorized officer of each of the Seller and the Servicer as to the fulfillment of the condition set forth in Section 4.1 (as the same relates to such Person).

SECTION 4.7  Spread Account.  On the Closing Date, each of the Initial Class C Holders shall have received from the Trustee satisfactory evidence of the establishment of the Class C Spread Account.

SECTION 4.8  Certificate Rating.  On the Closing Date, each of the Initial Class C Holders shall have received evidence reasonably satisfactory to it that the Class A Certificate will be rated in the highest rating category by at least one nationally recognized rating agency, the Class M Certificates will be rated at least “AA” by at least one nationally recognized rating agency , the Class B Certificates will be rated at least “A” by at least one nationally recognized rating agency and the Class C Certificates will be rated at least “Baa2” or its equivalent by at least one of Standard & Poor’s or Moody’s.

SECTION 4.9  The Trustee.  Each of the Initial Class C Holders shall have received a certificate from the Trustee, in form and substance reasonably satisfactory to it covering the incumbency and specimen signatures of its officers executing such documents.

SECTION 4.10  Additional Documents.  Each of the Initial Class C Holders shall have received such additional certificates, letters or opinions as it or its counsel may reasonably request.

ARTICLE V

Covenants of the Seller and Servicer

Each of the Seller and Servicer (and each Successor Servicer) covenants and agrees that, until the Class C Investor Interest is reduced to zero, unless the Required Class C Holders shall otherwise consent in writing, each of the Seller and Servicer (and each Successor Servicer) will:

SECTION 5.1  Certificates.  Furnish to the Class C Holders a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Seller or the Servicer to the Trustee or to the Rating Agencies concurrently therewith and furnish to the Class C Holders promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of Seller or Servicer with respect to the Series 2007-1 Certificates, this Agreement, the Pooling and Servicing Agreement or the Supplement.

SECTION 5.2  Monthly Status Reports.  Furnish to each Class C Holder (or cause to be furnished to each Class C Holder), two Business Days prior to each Distribution Date information relating to distributions of Available Amounts and amounts on deposit in the Class C Spread Account in a certificate substantially in the form of Exhibit A hereto, and such other information with respect to the Trust’s property as the Required Class C Holders may reasonably request (including a copy of the monthly statements with respect to the Class C Spread Account furnished by the Trustee).

SECTION 5.3  Servicer Default.  Furnish to each Class C Holder, promptly after the occurrence of any Servicer Default, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Default and any action taken or proposed to be taken by the Servicer with respect thereto.

SECTION 5.4  Reassignment of Certificates.  Not effect a reassignment of the Series 2007-1 Certificates pursuant to Section 12.2 of the Pooling and Servicing Agreement and Section 4 of the Supplement unless the Class C Investor Interest and all other amounts owing to the Class C Holders hereunder and under the Supplement shall have been paid in full.

SECTION 5.5  Rule 144A Information.  The Seller will promptly furnish or cause to be furnished to any Class C Holder and upon request of any Class C Holder, to any prospective purchaser of any Class C Certificate, copies of the information required to be delivered to Class C Holders and any prospective purchasers pursuant to Rule 144A(d)(4) under the Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Class C Certificates.  The Seller shall pay the expenses of printing and distributing all such documents.

SECTION 5.6  Seller Financial Information; Other Information; Confidentiality.

(a)  Furnish to the Class C Holders (or in the case of clause (ii) cause the Trustee to furnish) (i) no later than 45 days following the end of each quarter, in the case of the Originator, its call report for such quarterly period, and in any other case, such other publicly available financial information, if any, as to the Originator, Spirit, Inc., Charming Shoppes, Inc., CSRC or the Receivables as the Required Class C Holders may reasonably request, (ii) a copy of each report prepared under Section 3.6(b) of the Pooling and Servicing Agreement, and (iii) notice of the occurrence of any Early Amortization Event with respect to the Series 2007-1 Certificates.  All such information acquired by a Class C Holder hereunder shall be kept confidential to the extent provided in Section 6.1(b).

(b)  Use reasonable efforts to cause all information provided to any Class C Holder pursuant to this Agreement, the Pooling and Servicing Agreement or the Supplement, or in connection with any action required or permitted to be taken hereunder or thereunder, to be complete and accurate in all material respects.

SECTION 5.7  Class C Holders’ Identities.  Maintain as confidential and not disclose to any Person (other than any officer, employee, agent, counsel, advisor, Rating Agency or representative of a party hereto or any underwriter of the Series 2007-1 Certificates or its counsel) the pricing terms of this Agreement or the identify of any Class C Holder, except as such Class C Holder may have consented to in writing prior to any proposed disclosure or except as the Servicer, CSRC or the Originator may have been advised by counsel is (i) required by law, including, without limitation, any securities or banking laws, rules, orders or regulations or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding; provided, however, that in any such instance, the Servicer or the Seller, as applicable, shall notify such Class C Holder of its intention to make any such disclosure prior to making such disclosure.

SECTION 5.8  Amendments and Modifications.  (a) Not amend, waive or otherwise modify the provisions of the Supplement or any Interest Rate Hedge Agreement, or the performance of any of the terms thereof, unless the Class C Holders have consented in writing to such amendment, waiver or modification, which consent shall not be unreasonably withheld or delayed.

(b)  In addition to the restrictions set forth in Section 13.1 of the Pooling and Servicing Agreement and subject to the requirements set forth in paragraph (d) below, not amend the Pooling and Servicing Agreement without the prior written consent of the Class C Holders (which consent shall not be unreasonably withheld or delayed) unless such amendment shall not, as evidenced by an Opinion of Counsel for the Seller addressed to the Trustee and the Class C Holders, adversely affect in any material respect the interests of the Class C Holders.  For the avoidance of doubt, the following actions shall not require the consent of the Class C Holders:

(1)	the issuance of a new Series pursuant to and in accordance with the terms of the Pooling and Servicing Agreement;

(2)
the addition of Accounts, including Additional Accounts, pursuant to Section 2.6 of the Pooling and Servicing Agreement; provided that with respect to any designation of Additional Accounts pursuant to Section 2.6(b) of the Agreement, the Seller shall have provided the Class C Holders with an Officer’s Certificate certifying that such designation of Additional Accounts will not, as of the related Addition Date, (x) result in a reduction or withdrawal by either Rating Agency of its ratings for the Series 2007-1 Certificates, (y) cause a Series 2007-1 Early Amortization Event to occur or (z) be reasonably expected by the Seller to materially adversely affect in any manner the timing or amount of payments to the Class C Holders;

(3)	the removal of Accounts pursuant to Section 2.7 of the Pooling and Servicing Agreement; and

(4)	the amendment of a supplement or receivables purchase agreement other than the Supplement.

(c)  Not increase the Series 2007-1 Investor Monthly Servicing Fee as contemplated by Section 3 of the Supplement unless the Class C Holders have consented thereto, which consent will not be unreasonably withheld or delayed.

(d)  Unless the Class C Holders have consented thereto (which consent shall not be unreasonably withheld or delayed), not

(1)	increase the Co-Brand Percentage designated by the Servicer as described in the definition of “Co-Brand Percentage” in the Pooling and Servicing Agreement;

(2)           designate any Additional Account from any Acquired Portfolio;

(3)
designate any Additional Account related to any brand name not identified by name in the definition of “Affiliated Brand” in the Pooling and Servicing Agreement as of the date hereof (a “Non-Specified Account”) and originated under a program of the Originator for originating receivables primarily from women’s apparel sales from physical stores if, at the time such Additional Account is designated as an Additional Account and after giving effect to such designation, the aggregate amount of Principal Receivables arising in such Accounts as of the related Addition Cut-Off Date exceeds 10% of the aggregate

Principal Receivables in all Accounts as of the last day of the most recent Due Period; and

(4)
designate as Additional Accounts any Non-Specified Accounts originated under a program of the Originator for originating receivables primarily (A) from sales other than women’s apparel sales at physical stores or (B) from sales through catalogs or e-commerce websites.

SECTION 5.9  Trigger Increase Event.  Furnish to the Class C Holders, promptly after the occurrence of any Trigger Increase Event, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Trigger Increase Event and any action taken or proposed to be taken by the Servicer, if any, with respect thereto and furnish to the Class C Holders such other information with respect to any such Trigger Increase Event as any Class C Holder may reasonably request.

SECTION 5.10  Liens.  Not create, incur or otherwise permit to exist any mortgage, pledge, lien or other encumbrance on the Class C Spread Account other than any interests of the Class C Holders and the Holder of the Exchangeable Seller Certificate.

SECTION 5.11  Discount Option Receivables.  In the event that the Seller has given the Trustee notice of the designation of Discount Option Receivables, not terminate or discontinue or reduce such amount without the written consent of the Class C Holders unless, on or prior to the date of such discontinuance or reduction, the amount on deposit in the Class C Spread Account is equal to the Required Class C Spread Amount (determined as if no such discount is in effect).

SECTION 5.12  Access.  At such reasonable times as the Class C Holders may notify the Seller and the Servicer upon five Business Days’ notice in writing or by telephone during normal business hours and at the expense of the Class C Holders, afford the Class C Holders reasonable access to all records maintained by the Seller or the Servicer relating to the Receivables for purposes of inspection, to which inspection the Trustee by its acceptance of this Agreement hereby consents.

SECTION 5.13  Performance of Agreements.  For the benefit of the Class C Holders, perform each of their respective agreements, representations, warranties, covenants and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in, the Pooling and Servicing Agreement and Supplement which are hereby incorporated by reference into this Agreement as if set forth herein in full.

SECTION 5.14  Payments.  Subject to Section 2.6, timely make all payments, deposits or transfers and give all instruction to transfer when required under the Pooling and Servicing Agreement and the Supplement.

SECTION 5.15  Further Actions.  Execute and promptly deliver to the Class C Holders all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Class C Holders or the Trustee to enable the Trustee or the Class C Holders to exercise and enforce their respective rights under this Agreement, the Pooling Agreement, the Supplement and to realize thereon, and the Seller shall record and file and re-record and refile all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Trustee or the Class C Holders to validate, preserve, perfect and protect the position of the Trustee or the Class C Holders hereunder and under the Pooling and Servicing Agreement and the Supplement and the Sellers and the Servicer shall maintain each of such documents as part of its official records.

SECTION 5.16  Class D Cancellation.  Not cause any Class D Certificate to be cancelled under Section 4.16 of the Supplement if, at the time of such cancellation (or immediately after giving effect thereto), (i) an Early Amortization Event has occurred and is continuing, or (ii) the Three Month Excess Yield Percentage is less than 2%.

ARTICLE VI

Representations, Warranties and Covenants of the Initial Class C Holders and the Trustee

SECTION 6.1  Representations, Warranties and Covenants of the Class C Holders.  (a) From and after the date hereof, each Initial Class C Holder represents and warrants (and covenants that the following representations and warranties continue to be true and correct for as long as it shall continue to hold any Class C Certificate) (and each other Class C Holder shall be deemed to represent, warrant and covenant from and after the date that its acquisition of any Class C Certificate becomes effective) that:

(i)  it is a “qualified institutional buyer” as that term is defined under Rule 144A of the Act and it is not purchasing such Class C Certificate with a view to making a distribution thereof (within the meaning of the Securities Act);

(ii)  either (a) it is not acquiring such Class C Certificate (or any interest therein) with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing (each, a “Benefit Plan Investor”) or (b) it is an insurance company purchasing such Class C Certificate (or any interest therein) with the assets of its general account and, at the time of acquisition and throughout the period of holding, (1) it satisfies all of the conditions of Prohibited Transaction Class Exemption 95-60; (2) less than 25% of the assets of the general account are or represent assets of Benefit Plan Investors; and (3) it is not (i) the issuer, (ii) a person who has discretionary authority or control with respect to the assets of the Trust or provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) any affiliate of such a person, and would not otherwise be disregarded under 29 C.F.R. Section 2510.3-101(f)(1).

If such Class C Holder is a non-U.S. or governmental plan, its acquisition, holding and disposition of such Class C Certificate (or any interest therein) will not result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code.

(iii)  no registration with consent or approval of or other action by any federal, state or other governmental authority or regulatory body having jurisdiction over it is required in connection with the execution, delivery or performance by it of this Agreement; and

(iv)  such Class C Holder is 1 Private Holder and is a U.S. Person (as defined in Section 7701(a)(30) of the Code).

(b)  Each Class C Holder covenants and agrees to maintain as confidential, not disclose to any Person (other than any officer, employee, agent, counsel, advisor or representative of a party hereto) and not use for any purpose other than in connection with this Agreement, all information acquired by such Class C Holder that is not publicly available relating to the Trust, the Originator, the Seller or the Servicer which it obtained in connection with the transactions contemplated hereby, except (x) as the Trustee, the Seller, the Originator or the Servicer may have consented to in writing prior to any proposed disclosure, (y) if such Class C Holder is a Structured Holder, such information may be disclosed to Persons that hold subordinated notes issued by such Structured Holder, and (z) as it may have been advised by counsel is (i) required by law, including, without limitation, any securities or banking laws, rules, orders or regulations or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding, provided, however, that in any such instance such Class C Holder will notify the Seller and the Servicer of its intention to make any such disclosure prior to making any such disclosure.  Notwithstanding anything herein to the contrary, (a) each of the parties to this Agreement (and each employee, representative or other agent of such parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such tax treatment and tax structure and (b) any Class C Holder may disclose information concerning the purchase or sale of the Class C Certificates by such Class C Holder to any federal or state regulatory authority having jurisdiction over such Class C Holder and the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Class C Holder’s investment portfolio.

SECTION 6.2  Representations, Warranties and Covenants of the Trustee.  The Trustee represents, warrants and covenants to each of the Initial Class C Holders that:

(i)  The Trustee is a national banking association duly authorized to engage in the business of banking under the laws of the United States of America;

(ii)  The Trustee has full power and authority to deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(iii)  This Agreement has been duly executed and delivered by the Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

(iv)  The Trustee shall not amend, waive or otherwise modify any provisions of any Interest Rate Hedge Agreement unless the Class C Holders have consented in writing thereto (such consent not to be unreasonably withheld or delayed).

ARTICLE VII

Miscellaneous

SECTION 7.1  Amendments and Waivers.  This Agreement shall not be amended or modified without the written consent of the Seller, the Trustee, the Servicer and the Required Class C Holders.  No waiver of, or consent to the departure from, any provision of this Agreement by any party hereto shall be effective without the written consent of the Seller, the Servicer, the Trustee, and the Required Class C Holders; provided, however, that no amendment reducing the amount or delaying any payment to be made to the Class C Holders hereunder or modifying the definition of Required Class C Holders shall be effective without the written consent of all Class C Holders.  The Servicer shall provide to Moody’s a copy of any amendment prior to the effectiveness thereof.  Additionally, to the extent that any Class C Holder is a Structured Holder, no action otherwise permitted pursuant to this Section 7.1 shall be permitted unless each rating agency then rating the outstanding Commercial Paper issued by such Structured Holder shall have provided prior written confirmation that such action would not cause such rating agency to reduce or withdraw its then current rating of such Commercial Paper.

SECTION 7.2  Servicer Transfer.  In the event that a transfer of servicing occurs under Article X of the Pooling and Servicing Agreement, from and after the effective date of such transfer, the Successor Servicer appointed pursuant to the Pooling and Servicing Agreement, and not Spirit, Inc., shall be responsible for the performance of all servicing functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement.  Such transfer shall not affect any rights or obligations of Spirit, Inc. which arose prior to the effective date of the transfer of servicing or the rights or obligations of Spirit, Inc. under Sections 2.2, Section 2.7 and Article V (in the case of Sections 5.2 or 5.3 under Article V, excluding any documents received by any Successor Servicer and also excluding any documents received by Spirit, Inc. from the Successor Servicer), or Section 7.3 of this Agreement, whether arising before or after such date.

SECTION 7.3  Fees and Expenses.  Each party shall pay all fees and expenses incurred by it in connection with preparing and entering into this Agreement; provided, however, that the Seller will reimburse each of the Initial Class C Holders for its out-of-pocket expenses and shall directly pay all reasonable legal fees and expenses and disbursements of its counsel (including fees, expenses and disbursements of such counsel incurred in connection with the preparation and execution of this Agreement) in an aggregate amount not to exceed the Expense Cap.  The Trust through the Trustee (acting in accordance with instructions of the Servicer), but solely to the extent funds are available therefor under Section 2.2(b), and the Seller agree to pay on demand all reasonable costs and expenses of the Class C Holders in connection with any amendment to, or any waiver requested under, this Agreement, and of the Class C Holders in connection with the “work-out” or enforcement of its rights under this Agreement or any of the other documents delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of its legal counsel with respect thereto.

SECTION 7.4  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

SECTION 7.5  No Waiver.  Neither any failure nor any delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

SECTION 7.6  Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.7  Termination.  This Agreement shall remain in full force and effect until the earlier of (i) the payment in full of the Class C Investor Interest and all other amounts payable to the Class C Holders hereunder and under the Supplement and (ii) the Series 2007-1 Termination Date; provided that Sections 2.6, 2.7, 2.8, 7.10, 7.12 and 7.16 shall survive the termination of this Agreement.

SECTION 7.8  Transfer Restrictions.  (a) Each of the Initial Class C Holders shall deliver, on or prior to the Closing Date, to the Seller and the Trustee a purchaser representation letter substantially in the form attached hereto as Exhibit B for such Initial Class C Holder and for each Funding Source executing the Liquidity Agreement as a “Liquidity Bank” on the Closing Date.  Additionally, for so long as any Structured Holder is a Class C Holder, such Structured Holder shall require each Funding Source that executes a Credit Agreement or Liquidity Agreement pursuant to which such Funding Source agrees to purchase an interest in all or a portion of the Class C Investor Interest from time to time to deliver to the Seller and the Trustee a purchaser representation letter substantially in the form attached hereto as Exhibit B for such Funding Source on or prior to the execution of such Credit Agreement or Liquidity Agreement.  No Class C Certificate may be offered, sold or otherwise transferred to any Person (other than the Seller or a State Street Related Party) unless (x) the Seller shall have been given an opportunity to purchase such Class C Certificate in accordance with Section 7.8(c) and (y) if the Seller does not exercise its right to purchase such Class C Certificate, the Seller shall have given its prior written approval to such offer, sale or transfer (which approval shall not be unreasonably withheld).  Each Class C Holder further agrees that it will not make any general solicitation or general advertising for the offer or sale of its Class C Certificate and will not transfer its Class C Certificate (or any portion thereof) to any Person except to a Person within the United States which such Class C Holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Act) that is purchasing (1) for its own account or (2) for the account of a “qualified institutional buyer” (as so defined) that is, in either case, aware that such resale, pledge or transfer is being made in reliance on an exemption from registration under the Act, and, in either case, unless such Person is a U.S. Person (as defined in Section 7701(a)(30) of the Code) and shall have delivered to such Class C Holder a purchaser representation letter substantially in the form attached hereto as Exhibit B.  Each Class C Holder further agrees to provide to any Person purchasing a Class C Certificate (or any portion thereof) from it a notice advising such purchaser that resales of the Class C Certificates are restricted as stated above.

(b)  Seller shall not execute, and (if given prior written notice by the Servicer of the inability of the Seller to execute any Subject Instrument by operation of this clause (b)) the Transfer Agent and Registrar shall not register the transfer of, any Class C Certificate unless (i) after giving effect to the execution or transfer of such Class C Certificate, there would be no more than 5 Private Holders of Class C Certificates and (ii) the other conditions to transfer set forth in Section 6.3 of the Pooling Agreement and in Section 16 of the Series 2007-1 Supplement to the Pooling Agreement have been satisfied.

(c)           Any Class C Holder that intends to offer, sell or otherwise transfer its Class C Certificate to a Person other than the Seller or any State Street Related Party (any such offering, sale or transfer being herein called a “Proposed Transfer”), such Class C Holder shall give the Seller not less than ten days prior written notice of the Proposed Transfer.  Such notice shall include the proposed date of transfer, the Person or Persons to which such transfer will be made, and all other material terms of the Proposed Transfer (other than the purchase price).  During the period of five Business Days following the Seller’s receipt of such notice, the Seller shall be entitled to notify such Class C Holder that the Seller will acquire such Class C Certificate on the terms set forth in such notice and at a price acceptable to such Class C Holder in its sole discretion.  Such acquisition will occur on or before the date specified for the Proposed Transfer in such notice, and each Class C Holder hereby agrees, subject to acceptance of the purchase price therefor, to transfer such Class C Certificate to the Seller on the terms set forth in any such notice sent by it.  If the Seller does not notify such Class C Holder of its intent to acquire such Class C Certificate within such five Business Day period, it will be deemed to have elected not to so acquire such Class C Certificate.

SECTION 7.9  Notices.

(a)  All notices and other communications provided for hereunder shall be in writing (including telecopy) and, if to the Seller, the Servicer or the Trustee either mailed, telecopied, couriered or delivered to it, addressed to it at its address set forth in the Pooling and Servicing Agreement, or if to the Initial Class C Holders, as set forth below:

    Clipper Receivables Company, LLC
    c/o State Street Global Markets, LLC, as Program Administrator
    1 Lincoln Street, 5th Floor
    Boston, Massachusetts 02110-2804
    Attention:  Clipper Receivables Department
    Telephone:  (617) 664-6419
    Facsimile:  (617) 664-8630

    Galleon Capital, LLC
    c/o State Street Global Markets, LLC as Program Administrator
    1 Lincoln Street, Fifth Floor
    Boston, Massachusetts 02110-2804
    Attention:  Clipper Receivables Department
    Telephone:  (617) 664-6419
    Facsimile:  (617) 664-8630

If such notice is to any subsequent Class C Holder, such notice shall be given in accordance with the terms of the Pooling and Servicing Agreement.

All notices and other communications shall, when mailed, be effective on the first Business Day after the date of receipt, addressed as aforesaid.  Any party hereto may change the address or telecopier number to which notices to it are to be sent by notice given to the other parties hereto.

(b)  Any notice or written direction given by a Class C Holder to the Trustee hereunder may conclusively be relied upon by the Trustee, absent manifest error.

SECTION 7.10  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

SECTION 7.11  Exclusive Benefit.  The rights and remedies of the Class C Holders specified herein are for the sole and exclusive benefit, use and protection of the Class C Holders, and the Class C Holders are entitled, but shall have no duty or obligation to the Seller, the Servicer, the Trustee, the other Certificateholders or otherwise, to exercise or to refrain from exercising any right or remedy reserved to the Class C Holders hereunder or cause the Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it.

SECTION 7.12  Limitation of Remedies.  (a) No Class C Holder shall have the right to cause the Class C Investor Interest or any portion thereof to become due and payable prior to any Distribution Date or other date on which amounts are payable hereunder to such Class C Holder other than as set forth in Section 2.2 hereof and shall not attempt to exercise any of its rights hereunder with respect to Available Amounts or amounts on deposit in the Class C Spread Account prior to such due date or Distribution Date.

(b)  The obligations of each Class C Holder under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Class C Holder or any officer thereof are solely the corporate obligations of such Class C Holder.  No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Class C Holder or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of such Class C Holder.

SECTION 7.13  Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

SECTION 7.14  Entire Agreement.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.  Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.15  Headings.  Article, Section and subsection headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.16  Nonpetition Agreement.  (a) Notwithstanding any prior termination of this Agreement, no Class C Holder shall, prior to the date which is one year and one day after the final payment of the Certificates, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

(b)  Notwithstanding any prior termination of this Agreement, none of the Seller, the Servicer nor the Trustee shall acquiesce, petition or otherwise invoke or cause any Structured Holder to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against such Structured Holder under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator of other similar official of such Structured Holder or any substantial part of its property or ordering the winding up or liquidation of the affairs of such Structured Holder until the date which is one year and one day after the latest maturing Commercial Paper issued by such Structured Holder have been paid.

SECTION 7.17  Waiver of Jury Trial.  EACH OF, THE SELLER, THE SERVICER, THE TRUSTEE, AND EACH CLASS C HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE CLASS C CERTIFICATES OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE SELLER, THE SERVICER, THE TRUSTEE, OR ANY CLASS C HOLDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CLASS C HOLDERS PURCHASING THE CLASS C CERTIFICATES DESCRIBED HEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SPIRIT OF AMERICA, INC., as Servicer

By:_________________________________
Name:
Title:

CHARMING SHOPPES RECEIVABLES
CORP., as Seller

By:________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:____________________________________
Name:
Title:

CLIPPER RECEIVABLES COMPANY, LLC,
as a Class C Holder

By:______________________________________
Name:
Title:

GALLEON CAPITAL, LLC,
as a Class C Holder

By:______________________________________
Name:
Title:

SCHEDULE I

Initial Class C Holders

Names of Initial Class C Holders	Principal Amounts of Class C Certificates

Clipper Receivables Company, LLC	$20,600,000

Galleon Capital, LLC	$8,200,000

SCHEDULE II
Conditions Precedent

Each of the Initial Class C Holder’s obligation to purchase a Class C Certificate as described in Section 2.1 will be subject to the delivery to such Class C Holder of the following documents, which documents shall be in form and substance reasonably satisfactory to such Class C Holder:

(a)  An opinion of Colin D. Stern, Esq., Executive Vice President and General Counsel to Charming, dated the Issuance Date and addressed to the Initial Class C Holders, as to certain corporate matters.

(b)  An opinion of Mayer Brown LLP, dated the Issuance Date and addressed to the Initial Class C Holders, as to certain federal tax matters.

(c)  An opinion of Squire, Sanders & Dempsey LLP, dated the Issuance Date and addressed to the Initial Class C Holders, regarding certain Ohio tax matters.

(d)  An opinion of Mayer Brown LLP, dated the Issuance Date and addressed to the Initial Class C Holders, as to enforceability and certain securities law matters.

(e)  An opinion of Mayer Brown LLP, dated the Issuance Date and addressed to the Initial Class C Holders, to the effect that the transfer of Receivables from the Seller to the Trust creates a perfected security interest in such Receivables in favor of the Trustee.

(f)  An opinion of Squire, Sanders & Dempsey LLP, dated the Issuance Date and addressed to the Initial Class C Holders, to the effect that the transfer of Receivables from Spirit of America to the Seller creates a perfected security interest in such Receivables in favor of the Seller.

(g)  An opinion of Mayer Brown LLP, dated the Issuance Date and addressed to the Initial Class C Holders, with respect to (a) the nonconsolidation of Fashion Service Corp. with the Seller and (b) certain FDIC matters relating to the transfer of the Receivables from Spirit of America to the Seller.

(h)  A Servicer Report dated as of the Issuance Date, calculated after giving effect to all transactions contemplated on the Issuance Date.

(i)  Copies of each of the Class A Swap relating to Class A Certificates, the Class M Swap relating to the Class M Certificates, the Class B Swap relating to the Class B Certificates and the Class C Cap relating to the Class C Certificates, duly executed by the parties thereto.

EXHIBIT A to Certificate Purchase Agreement

CHARMING SHOPPES MASTER TRUST SERIES 2007-1

DUE PERIOD ENDING ______________

To be in a form agreed by the Initial Class C Holders, and the Servicer.

A-1

Exhibit B to Certificate Purchase Agreement

FORM OF REPRESENTATION LETTER

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107

Charming Shoppes Receivables Corp.
1103 Allen Drive
Milford, Ohio  45150

Re:	Purchase of $[__________] principal amount of Charming Shoppes

Master Trust Series 2007-1 Floating Rate Asset Backed Certificates, Class C

Ladies and Gentlemen:

Reference is made to that certain Class C Certificate Purchase Agreement, dated as of October 17, 2007 (the “Class C CPA”), among U.S. Bank National Association, as Trustee, Charming Shoppes Receivables Corp. (“CSRC”), as Seller, Spirit of America, Inc., as Servicer and the Class C Holders described therein.  In connection with our purchase of the above Asset Backed Certificates (the “Certificates”), we (the “Purchaser”) confirm that:

(1)
we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and of any applicable state securities laws;

(2)	any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

(3)
we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing) are able to bear the economic risk of an investment in the Certificates;

(4)
we are a qualified institutional buyer as defined in Rule 144A promulgated under the 1933 Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2 (each, a “Certification Form”);

(5)	we will not make any general solicitation or general advertising for the offer or sale of our Certificates and will not transfer our Certificates (or any portion thereof) to any Person except to a U.S. Person (as defined in Section 7701(a)(30) of the Code) within the United States which we reasonably believe is a QIB that is purchasing (i) for its own account or (ii) for the account of a QIB, and, in such case, unless such Person shall have delivered to us a purchaser representation letter substantially in the form hereof;

(6)
we are either (a) not acquiring such Certificates (or interest therein) with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold the “plan assets” of any of the foregoing (each, a “Benefit Plan Investor”) or (b) an insurance company purchasing the Certificates (or interest therein) with the assets of our general account and, at the time of acquisition and throughout the period of holding, (1) we satisfy all of the conditions of Prohibited Transaction Class Exemption 95-60; (2) less than 25% of the assets of the general account are or represent assets of Benefit Plan Investors; and (3) we are not (i) the issuer, (ii) a person who has discretionary authority or control with respect to the assets of the Trust or provides investment advice for a fee (direct or indirect) with respect to such assets, or (3) any affiliate of such a person, and would not otherwise be disregarded under 29 C.F.R. Section 2510.3-101(f)(1).  If we are a non-U.S. or governmental plan, our acquisition, holding and disposition of the Certificates (or interest therein) will not result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code.

(7)
no registration with, consent or approval of or other action by any federal, state or other governmental authority or regulatory body having jurisdiction over it is required in connection with the execution, delivery or performance by it of the Class C CPA;

(8)	we are each 1 Private Holder and a U.S. Person (as defined in Section 7701(a)(30) of the Code);

(9)
we covenant and agree to maintain as confidential, not disclose to any Person (other than any officer, employee, agent, counsel, advisor or representative of a party hereto), and not use for any purpose other than in connection with this Agreement, all information acquired by us that is not publicly available relating to the Trust, the Seller, the Originator or the Servicer which we obtained in connection with the transactions contemplated hereby, except (A) as the Trustee, the Seller or the Servicer may have consented to in writing prior to any proposed disclosure, (B) as we have been advised by counsel is (i) required by law, including, without limitation, any securities or banking laws, rules, orders or regulations or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding, provided in each such instance we will notify the Seller and the Servicer of our intention to make any such disclosure prior to making such disclosure; and providedfurther that we may disclose to any and all persons the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to us relating to such tax treatment and tax structure and such information concerning the purchase or sale of the Class C Certificates as we may be required to disclose to any federal or state regulatory authority having jurisdiction over us and the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about our investment portfolio;

(10)
we understand that any sale or other transfer of the Class C Certificates will be subject to the additional transfer restrictions and the notice requirements as described in the Class C CPA and acknowledge that we have received a copy of the Class C CPA;

(11)
we are not acquiring, and will not sell or otherwise transfer, any Class C Certificates through (i) an “established securities market” within the meaning of section 7704(b)(1) of the Code, and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter-market or an interdealer quotations system that regularly disseminates firm buy or sell quotations or (ii) a “secondary market” or “substantial equivalent thereof” within the meaning of section 7704(b)(1) of the Code, and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Trust are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others;

(12)
we are not a competitor of CSRC or any Affiliate of CSRC; it being understood that for purposes of the foregoing certification, a “competitor” means a Person, or Affiliate thereof, engaged in any of the same businesses as the businesses conducted by CSRC or its Affiliates; but notwithstanding the foregoing, the term “competitor” shall not include any bank, trust company, savings and loan association or other financial institution, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, unless, in any such case, such Person, or affiliate thereof, is engaged in the business of issuing and owning retail private label credit card programs; and

(13)	we understand that the Certificates will bear a legend to substantially the following effect:

“THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT.  IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS

SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

BY ACQUIRING THIS CERTIFICATE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT EITHER (I) IT IS NOT ACQUIRING THIS CERTIFICATE (OR INTEREST HEREIN) WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (C) AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”) OR (II) IT IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE (OR INTEREST HEREIN) WITH THE ASSETS OF ITS GENERAL ACCOUNT AND, AT THE TIME OF ACQUISITION AND THROUGHOUT THE PERIOD OF HOLDING, (A) IT SATISFIES ALL OF THE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60; (B) LESS THAN 25% OF THE ASSETS OF THE GENERAL ACCOUNT ARE OR REPRESENT ASSETS OF BENEFIT PLAN INVESTORS; AND (C) IT IS NOT (1) THE ISSUER, (2) A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR (3) ANY AFFILIATE OF SUCH A PERSON, AND WOULD NOT OTHERWISE BE DISREGARDED UNDER 29 C.F.R. SECTION 2510.3-101(F)(1).

BY ACQUIRING THIS CERTIFICATE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE THAT IS A NON-U.S. OR GOVERNMENTAL PLAN WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE (OR INTEREST HEREIN) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE.

NEITHER THIS CERTIFICATE, NOR ANY PORTION OF THIS CERTIFICATE, MAY BE TRANSFERRED (X) IF AFTER GIVING EFFECT TO THE EXECUTION OR TRANSFER OF SUCH CERTIFICATE, THERE WOULD BE MORE THAN (I) 5 PRIVATE HOLDERS OF CLASS C CERTIFICATES OR (II) 100 PRIVATE HOLDERS, OR (Y) ON OR

THROUGH (I) AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER-MARKET OR AN INTERDEALER QUOTATIONS SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) “SECONDARY MARKET” OR “SUBSTANTIAL EQUIVALENT THEREOF” WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING A MARKET WHEREIN INTERESTS IN THE TRUST ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE TRUST AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.  ANY ATTEMPTED TRANSFER, ASSIGNMENT, CONVEYANCE, PARTICIPATION OR SUBDIVISION IN CONTRAVENTION OF THE PRECEDING RESTRICTIONS, AS REASONABLY DETERMINED BY THE SELLER, SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR, SELLER, OR SUBDIVIDER OF SUCH CERTIFICATE SHALL BE CONSTRUED TO BE TREATED AS THE CERTIFICATEHOLDER OF ANY SUCH CERTIFICATE FOR ALL PURPOSES OF THE POOLING AND SERVICING AGREEMENT.”

The Seller and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Capitalized terms used but not defined herein shall have those meanings set forth for such terms in the Class C CPA.

Very truly yours,

[Name of Purchaser]

By:___________________________________
(Authorized Officer)

Annex 1 to Exhibit B

Qualified Institutional Buyer Status Under SEC Rule 144A

(Buyers other than investment companies)

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107
Attn: [___________________]

Charming Shoppes Receivables Corp.
1103 Allen Drive
Milford, Ohio  45150

[Transferring Class C Holder]

Name of Buyer:  _____________________________________ (“Buyer”)

I hereby certify that as indicated below, I am the duly-authorized President, Chief Financial Officer, Vice President or other executive officer of Buyer.

In connection with purchases of securities by Buyer, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) Buyer owned and/or invested on a discretionary basis $_______1 in securities (except for the excluded securities referred to below) as of the end of Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) Buyer satisfies the criteria in the category marked below:

□
Corporation, etc.  Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

□
Bank.  Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

□
Savings and Loan.  Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

□	Broker-dealer. Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

□
Insurance Company.  Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

□
State or Local Plan.  Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees.

□	Investment Advisor. Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with Buyer, (ii) securities that are part of an unsold allotment to or subscription by Buyer (if Buyer is a dealer), (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement, and (viii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis, Buyer used the cost of such securities to Buyer and did not include any of the securities referred to in the preceding paragraph.

Further, in determining such aggregate amount, Buyer may have included securities owned by subsidiaries of Buyer, but only if such subsidiaries are consolidated with Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under Buyer’s direction.  However, such securities were not included if Buyer is a majority-owned, consolidated subsidiary of another enterprise and Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

[Buyer acknowledges that it is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities of issuers that are not affiliated with the Buyer, unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities of issuers that are not affiliated with the Buyer.

on the statements made herein because one or more sales by you for your own account of your customer’s account to Buyer may be in reliance on Rule 144A.

Will Buyer be purchasing Rule 144A securities only for Buyer’s own account?______

                                                                                                                     Yes           No

If the answer to this question is “no”, Buyer agrees that, in connection with any purchase of securities sold to Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, Buyer agrees that Buyer will not purchase securities for a third party unless Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.]2

Buyer agrees to notify you of any changes in the information and conclusions herein.  Until such notice is given to you, Buyer’s purchase of securities from you, or through you from your customers will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

Further, if Buyer is a bank or savings and loan as provided above, Buyer agrees that it will furnish you with updated annual financial statements promptly after they become available.

Date:______________________

Very truly yours,

[Print Name of Buyer]

By:__________________________________
Name:
Title:

2 Bracketed language to be included only in Certification Forms from Buyers in connection with re-sales pursuant to Rule 144A.

Annex 2 to Exhibit B

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107

Charming Shoppes Receivables Corp.

1103 Allen Drive

Milford, Ohio  45150

Name of Buyer:  ____________________________________ (“Buyer”)

Name of Investment Adviser:  _________________________ (“Adviser”)

I hereby certify that, as indicated below, I am the duly-authorized President, Chief Financial Officer or Vice President of Buyer or, if Buyer is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), of Adviser.

In connection with purchases of securities by Buyer, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a “qualified institutional buyer” as defined in Rule 144A because (i) Buyer is an investment company registered under the Investment Company Act of 1940 and (ii) as marked below, Buyer alone, or Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of Buyer’s most recent fiscal year.

______	Buyer owned $________ in securities (other than the excluded securities referred to below) as of the end of Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
______
Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

For purposes of determining the amount of securities owned by Buyer or Buyer’s Family of Investment Companies, I used the cost of such securities.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with Buyer or are part of Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

[On behalf of Buyer, I acknowledge that Buyer is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales to Buyer by you for your own account or your customer’s account will be in reliance on Rule 144A.  In addition, on behalf of Buyer, I agree that, in connection with any purchase of securities sold by or through you in reliance on Rule 144A, Buyer will only purchase for Buyer’s own account.]3

Finally, on behalf of Buyer or Adviser (as appropriate), I also agree to notify you of any changes in the information and conclusions herein.  Until such notice is given to you, Buyer’s purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

Date:______________________

Very truly yours,

[Print Name of Buyer]

By:__________________________________
Name:
Title:

On behalf of:
[Name of Buyer/Adviser]

3 Bracketed language to be included only in Certification Forms from Buyers in connection with re-sales pursuant to Rule 144A.